UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2016

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Equity Award Grants

On April 12, 2016, the Compensation Committee of the board of directors of Rightside Group, Ltd. (the “Company”), in consultation with the Company’s independent compensation consultant, Compensia, Inc., granted annual equity awards to Mr. Naidu and Ms. Knox under the Company’s 2014 Incentive Award Plan.  The annual equity awards comprise (i) restricted stock units (“RSUs”) and (ii) non-qualified stock options.

Name and Principal Position	Restricted Stock Units (#)	Stock Options
Taryn J. Naidu Chief Executive Officer	72,691	181,727
Tracy Knox Chief Financial Officer	34,208	85,519

The RSUs vest over four years in 16 substantially equal installments with the first installment to occur on May 15, 2016 and on each three-month anniversary thereafter.   The stock options, with a vesting commencement date of February 15, 2016, vest over four years with 25% of the shares subject to the stock option vesting on the first anniversary of the vesting commencement date, and the remainder of the shares vesting thereafter on each three-month anniversary of the vesting commencement date. The stock options have an exercise price of $8.77 per share, equal to the closing price of the Company’s common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2016	RIGHTSIDE GROUP, LTD.

	By:	/s/ Rick Danis
Rick Danis
General Counsel and Corporate Secretary